Exhibit 10.13

CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

This Confidential Separation Agreement (“Agreement”) is made by and between Cuentas, Inc. (“Cuentas” or “Company”) and Michael De Prado (“Executive” or “you”). In consideration for the execution of this Agreement, and the performance of the terms and conditions herein, Cuentas and Executive (collectively the “Parties”) agree as follows:

WHEREAS, Cuentas acknowledges that as of September 18, 2025 it currently owes the Executive Five Hundred Eighty-Three Thousand Dollars ($583,000) (the “$583,000 Earned Compensation”) in earned but unpaid compensation and benefits; and

WHEREAS, Cuentas acknowledges that the Executive is further entitled to his $295,000 annual salary for an aggregate of $900,000 in future compensation for the remaining three (3) years of his Employment Agreement dated August 21, 2023, covering the period from August 21, 2023 through August 20, 2028 (the “$900,000 Unearned Compensation”); and

WHEREAS, Cuentas and the Executive agree to settle and compromise the Executive’s earned and unearned compensation under the terms and conditions in this Agreement.

WHEREFORE, IN CONSIDERATION OF THE ABOVE RECITALS, THE PARTIES AGREE TO THE FOLLOWING TERMS AND CONDITIONS:

COVENANTS

1.Resignation of the Executive Employment. Within 24 hours of confirmation that $110,000 in cleared funds transferred from or on behalf of Cuentas into the trust account of AM Law for the benefit of the Executive, the letter of resignation of the Executive that shall be executed by the Executive and delivered into trust of AM LAW shall be released from trust and delivered to Cuentas and that upon delivery of the letter of resignation the Executive’s Employment Agreement shall automatically terminate (“Termination Date”), and Cuentas irrevocably stipulates that the Executive shall be deemed to have resigned in good standing from all of his executive positions with Cuentas, including without limitation, his position on the Board of Directors, and such resignation shall not be deemed a termination for cause or a voluntary resignation for purposes of any other agreements between the Parties, and shall not affect any existing indemnification rights, defense obligations, or insurance coverage that the Executive may have in connection with his prior service to the Company, all of which shall continue in accordance with their terms For the purposes of filing a Form 8-K, Executive confirms that he has no disagreement with the Company or the board of directors.

2. Payment of Money Owed. Executive acknowledges that, to the best of his current knowledge and subject to any adjustments required by audit, the earned and unearned compensation outlined in Section 3 below represents the wages due under the three remaining years of his Employment Agreement. Executive further acknowledges that he is not aware of any unreimbursed business expenses or any other compensation due him other than those amounts in Section 3.

3. Consideration. The purpose of this Agreement is to effectuate the mutual and amicable separation of the Executive from the Company, to resolve the amount of compensation owed to the Executive and the timing of the payments of the agreed compensation, the security to be provided by Cuentas to the Executive to ensure the timely payment of the agreed consideration by the Company, and for the Parties to release each other from all claims except for (i) their respective obligations arising under this Agreement and any related agreements executed in connection herewith, including but not limited to any security agreements, promissory notes, or other documents securing the payments contemplated hereby, and (ii) any claims arising from or relating to the Parties’ mutual obligations to cooperate, defend, and indemnify each other with respect to the Executive’s prior management and operation of the Fintech division, which obligations shall survive this Agreement. In consideration of these mutual covenants, promises, and the general releases herein, Cuentas and the Executive agree to the following terms and conditions:

a. In satisfaction of the $583,000 Earned Compensation due and owing to the Executive, Cuentas shall (i) transfer or cause to be transferred by wire in cleared funds One Hundred and Ten Thousand Dollars ($110,000.00) no later than 2:00 p.m. on the next business day following the Effective Date of this Agreement and (ii) deliver a properly executed Secured Promissory Note and Security Agreement in the original principal amount of Four Hundred Seventy-Three Thousand Dollars ($473,437.50) in substantially the form as Exhibit A (“Note One”). Cuentas shall grant Executive a security interest in the Fintech division/Non-telcom/MVNO assets of Cuentas (collectively, the “Collateral”) to secure the repayment of the indebtedness under Note One in substantially the form as Exhibit C.

b. In complete satisfaction of the $900,000 Unearned Compensation, Cuentas shall deliver a second properly executed Secured Promissory Note and Security Agreement in the original principal amount of Two Hundred Thousand Dollars ($200,000) in substantially the form as Exhibit B (“Note Two”). Cuentas shall grant Executive a security interest in the Collateral to secure the repayment of the indebtedness under Note One in substantially the form as Exhibit C.

c. The Collateral pledged to secure repayment of Note One and Note Two is set forth on Exhibit D.

d. As material consideration for the Executive’s resignation as contemplated in this Agreement, Cuentas shall execute and deliver to the Executive a licensing agreement, in substantially the form as Exhibit E, affording the Executive non-exclusive access and use of the Collateral that shall commence simultaneously on the Termination Date. The Executive shall indemnify Cuentas for claims arising directly and solely from his gross negligence or willful misconduct in operating the Fintech division and using the Collateral after the Termination Date, excluding any claims relating to pre- existing conditions, issues with the assets, or ordinary business operations. Executive acknowledges and agrees he has no rights to the telcom/MVNO assets in any respect.

e. All payments or compensation owed by the Company under this Agreement, Note One, Note Two, and any other associated agreements shall be made by wire transfer in cleared funds to the trust account of AM Law for the benefit of the Executive.

f. Notwithstanding anything to the contrary in this Agreement or the Executive’s resignation from his executive positions with the Company, the Executive shall retain unaltered all of his rights and privileges of a holder of CUEN common shares. Notwithstanding the termination of his Employment Agreement, the Executive’s contractual right to maintain his seven percent (7%) aggregate ownership in the Company (which shall be calculated to require the issuance of 155,882 additional shares based on current capitalization) the contractual anti-dilution rights outlined in in Section 3(c) his Employment Agreement shall terminate the earlier of: Cuentas issuing shares to World Mobile in connection with its contemplated investment or contribution of World Mobile Tokens; provided, however, that his contractual anti-dilution rights shall terminate automatically upon satisfaction by Cuentas of all of its payment obligations under this Agreement, including without limitation, satisfaction of its obligations under Note One and Note Two.

4. Mutual General Release. Upon the Termination Date as defined in paragraph 1 of this Agreement, both Cuentas and Executive shallmutually release and discharge each other and their respective officers, directors, employees, agents, representatives, affiliates, successors, and assigns from any claims, demands, actions, causes of action, suits, debts, obligations, damages, and liabilities of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, that they have ever had, now have, or may hereafter have against each other, arising out of the employment relationship between Executive and the Company, the cessation of Executive’s employment, or any other matter whatsoever up to and including the Termination Date. This mutual release includes, but is not limited to, claims related to compensation, benefits, wrongful termination, discrimination, harassment, retaliation, breach of contract, breach of fiduciary duty, defamation, tortious interference, trade secrets, confidential information, and any claims under federal, state, or local laws, statutes, or regulations. This mutual general release does not and is specifically not intended to release either party from (i) any obligations under this Agreement or related agreements, (ii) any claims arising after the Termination Date, (iii) any claims that cannot be waived as a matter of law, including but not limited to the right to file a charge with or participate in an investigation by the EEOC, or (iv) any claims for breach of this Agreement or the Parites obligations and covenants provided in this Agreement or related agreements. The Parties mutually acknowledge and agree that this Agreement extends to all claims or causes of action, of every nature and kind whatsoever, known or unknown, suspected or unsuspected, enumerated in this Agreement or otherwise arising out of their relationship, except for the obligations under this Agreement and those specifically excluded above. Nevertheless, it is the Parties’ mutual intention, through this Agreement, to fully, finally, and forever release all such matters. All claims related thereto, which do now exist, may exist, or heretofore have existed.

5. Mutual Covenant Not to Sue. The Parties mutually covenant not to file any lawsuit in any court regarding any of the claims released under Paragraph 4 of this Agreement. Each Party represents that it has not filed and will not file any complaint, lawsuit, or other judicial action, of any kind or nature involving the released claims, and shall promptly dismiss or withdraw any existing complaints or lawsuits filed as of the Effective Date. If either Party brings any action or lawsuit in violation of the release provisions contained in this paragraph or the Agreement, as determined by a final, non-appealable court order, the breaching Party shall reimburse the other Party for its reasonable attorneys’ fees and costs directly related to defending such actions. This Covenant Not to Sue does not prevent either Party from bringing any claims to enforce this Agreement, Note One, Note Two, or any related agreements, or from pursuing claims specifically excluded from the release provisions.

6. Exclusions. Excluded from this Agreement are any claims or rights that cannot be waived by law, including the right to file a charge of discrimination with, or participate in an investigation conducted by, an administrative agency. Executive is waiving, however, the right to any monetary recovery or other relief in connection with such a charge. Nothing in this agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination, or any other conduct that you have reason to believe is illegal.

7. Mutual Cooperation with Investigation or Litigation. The Parties agree to cooperate in the event either Party is engaged in an investigation, prosecution, or litigation of any kind relating to claims or subject matter in which the other Party is involved, has information, or is a witness or defendant. Such cooperation shall include responding thoroughly; the Executive agrees to respond to any such inquiries fully and thoroughly, provide written materials or documents promptly, and otherwise provide information necessary for the defense or prosecution of the case. Each Party shall not to disclose any attorney-client privileged communications, attorney work product, or any other confidential communications regarding such investigation, prosecution, or litigation matters. The Company shall provide reasonable cooperation, documentation, and support to the Executive in connection with any claims or litigation relating to the Fintech division’s operations or assets during the term of the License Agreement executed simultaneously with this Agreement by Cuentas and the Executive. The provisions of this paragraph apply to any investigation, prosecution, or litigation initiated after the execution of this Agreement. The Company shall reimburse Executive for all reasonable costs and expenses (including legal fees) incurred in providing such cooperation, unless otherwise agreed in writing. Nothing in this paragraphrequires either Party to take any actions prohibited by law or other adjudicating body with competent jurisdiction.

8. Participation in Claims. Each Party shall not provide assistance to any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the other Party or their respective Released Parties, unless under a subpoena or other lawful court order. The Parties further shallnot to encourage or facilitate any future litigation or claims against each other or their respective Released Parties. This provision does not prevent either Party from (i) providing information to an agency of the federal, state or local government, (ii) filing a charge or complaint with such an agency, (iii) cooperating in the defense of claims relating to the Fintech division’s operations or assets, or (iv) exercising their rights under this Agreement or applicable law.

9. Non-Disparagement. Each Party agrees that it shall not make any false or misleading statements that disparage, defame, or harm the reputation, business relationships, or goodwill of the other Party or any other Releasee to any person or entity whatsoever. Any alleged violation of this provision must be proven by clear and convincing evidence before any relief may be granted. Nothing in this provision shall prevent either party from making truthful statements about verifiable facts. This includes written statements, oral statements, or other conduct that could reasonably disparage the other Party’s reputation (including, but not limited to, any third-party media outlet, Glassdoor, Yelp, Facebook, Twitter, LinkedIn, Instagram, TikTok, Snapchat, or other social media service or personal website). Each Party further agrees that it shall take all reasonable steps to prevent others from making such statements on its behalf. If either Party has a good faith belief that the other Party has violated this Agreement by posting (or permitting Released Parties to post) on a website/forum (social media, third party, or otherwise),, the Parties agree that they shall mutually request the website/forum administrator to remove the applicable posting. If either Party has a good faith belief that the other Party has violated this Agreement by posting (or permitting Released Parties to post) on a website/forum (social media, third party, or otherwise), but the posting is anonymous, the Parties agree that they shall request that the website/forum administrator to disclose the identity of the poster if the individual is one of the Parties or Released Parties at the request of the other Party. The Parties agree that the requesting Party is permitted to provide a copy of this Agreement to the website/forum in support of the request. Nothing in this paragraph shall preclude either Party from responding truthfully to inquiries made in connection with any legal or governmental proceeding pursuant to subpoena or other legal process. If at any time in the future either Party (or the Released Parties, in the case of Company) is required by subpoena or other legal process that implicates this paragraph, that Party shall provide written notification to the other Party no less than ten court days before any such compelled disclosure is due to be made. Each Party agrees and understands that this paragraph is a material term and condition for the Agreement. Nothing in this Agreement shall restrict Executive’s rights under Section 7 of the National Labor Relations Act. For purposes of this paragraph, “Company” shall be limited to include all members of its board of directors, its senior officers, and any executives with decision-making authority equivalent to that of a senior officer, regardless of their specific title or length of tenure.

10. Mutual Non-Disclosure of Trade Secrets, Confidential or Proprietary Information. Each Party understands and agrees that the other Party will not disclose or use any trade secret, “confidential information” or proprietary information except (i) as required by law, (ii) in connection with transfer to Executive of the Fintech division and related assets as contemplated by the Assignment Agreement, including any litigation or claims related to such assets where cooperation between the Parties is necessary, (iii) for information that becomes public through no fault of either Party, (iv) information independently developed after termination without use of the other Party’s confidential information, or (v) information that can be proved was already known prior to the relationship between the Parties, including, but not limited to, information relating to Cuentas’ partners, customers, clients, Executives, consultants, affiliates, partners, vendors, services, know-how, techniques, computer systems, programs, policies and procedures, research, projects, future developments, costs, losses or profits. Each Party further understands and agrees that the unauthorized use of any trade secret, confidential, or proprietary information belonging to the other Party shall be a material breach of this Agreement. By signing this Agreement, Executive warrants and represents that, as of the date of the signing of this Agreement, Executive has not used or disclosed the Company’s trade secret, confidential, or proprietary information in any manner that contravenes this provision.

a. Mutual Definition of Confidential Information. For purposes of this Agreement, the Parties mutually acknowledge that “confidential” information includes, without limitation, information regarding Company’s operations, finances, financial losses, financial improprieties, vendors, clients or partners including all materials, documents (including, vendor companies and their respective contacts, without limitation) financial reports, and all other tangible media of expression, information related to current, future and proposed programs, operations, financial arrangements, information about current, future or proposed operations of Company, including, without limitation, information concerning financial information, procurement requirements, vendor information, compensation of Executives or independent contractors of Company (other than Executive’s compensation information), reports and information, financial studies, loss studies, strategic plans of Company, and drawings, specifications and plans. The confidential information also includes, without limitation, all proprietary and confidential information of any third party disclosed to Company, its Executives, vendors or independent contractors, in the course of Company’s business, Company’s terms and conditions, the terms, conditions and status of any existing agreements and relationships between Company and any vendors, partners, suppliers, subcontractors or other entities, Company processes and techniques, data, formulae, and compositions, service techniques and protocols, ideas, and strategic plans possessed, developed, accumulated or acquired, financial information, and any other matter or thing, whether or not recorded on any medium (a) by which Company derives actual or potential economic value from such matter or thing being not generally known to other persons or entities who might obtain economic value from its disclosure or use, or (b) which gives Company an opportunity to obtain an advantage over its competitors who do not know or use the same. Confidential information does not include information that has been released by the Company to the general public or is otherwise readily ascertainable from public or published information or sources.

b. Mutual Representations Regarding Confidential Information. Each Party affirms and represents that it has not improperly copied, photographed, photocopied, altered, modified, disassembled, decompiled, or in any manner reproduced any materials containing or constituting confidential information of the other Party, except as permitted under this Agreement or the Assignment Agreement, and has returned or will return all such materials not required for permitted purposes, together with any copies thereof, to the other Party. Executive further represents that Executive will not publish any confidential information belonging to Company to Company’s intentional public disclosure of that confidential information. At this time, it will no longer be confidential information to the limited extent that it is actually publicly disclosed. Disclosure of confidential information is not precluded if such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided that Executive will first give notice to Company and, before responding to the court order, permit Company to make a reasonable effort to obtain a protective order regarding that confidential information.

C. Notwithstanding any other provision of this Agreement, Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive: (x) files any document containing trade secrets under seal; and (y) does not disclose trade secrets, except pursuant to court order.

d. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement should be read as preventing Executive from lawfully communicating or cooperating with, providing relevant information to, or otherwise assisting in an investigation by any governmental or regulatory body or official(s) or self-regulatory organization regarding a possible violation of any federal law relating to fraud or any rule or regulation of the U.S. Securities & Exchange Commission (“SEC”), FINRA, other self-regulatory organization, or other regulator regarding a possible violation of any federal law, or any rule or regulation; or responding to an inquiry from such authority, including an inquiry about the existence of this Agreement or its underlying facts; or testifying, participating, or otherwise assisting in any action or proceeding relating to a possible violation of such law, rule or regulation; nor does this Agreement prevent Executive from filing a charge or complaint or participating in any investigation or proceeding conducted by the SEC, Equal Employment Opportunity Commission, the National Labor Relations Board, or a state or local fair employment practices agency. However, Executive acknowledges and agrees that he waives his right to recover monetary damages, of any kind, in connection with such investigation or proceeding arising from or in any way relating to Executive’s employment with or separation from the Employment that may have arisen before Executive signing this Agreement, other than in connection with any investigation or proceeding conducted by the Securities and Exchange Commission.

11.Return of Company Materials. Except for materials, information, and property related to the Fintech division that are subject to Executive’s separate License Agreement with the Company (“Licensed Materials”), Executive acknowledges that all tangible information and property, including all cameras, laptops, computers, phones, customer property, files, digital files, digital coding, records, summaries, bills, invoices, copies, excerpts, data, memoranda, letters, notes, written policies and procedures, manuals and other information or material about Executive’s work at the Company or containing confidential information that came into Executive’s custody, possession or knowledge or were compiled, prepared, developed or used by Executive at any time in the course of or in connection with Executive’s work at the Company, and all tangible property put in Executive’s custody or possession by the Company in connection with Executive’s work at the Company is solely the property of the Company. Executive hereby certifies that Executive has returned to Cuentas all such tangible information (excluding Licensed Materials) and, to the extent that any such tangible information (excluding Licensed Materials) is later discovered in the possession, custody, or control of Executive, Executive agrees that Executive will immediately return to the Company all such tangible information in Executive’s possession, custody, or control. The Company agrees to maintain and make available to Executive, upon reasonable request, any information or documentation that may be necessary for Executive’s defense in any litigation or claims related to the Fintech division assets or their operation. Executive further certifies that Executive has returned to Cuentas all property and equipment of Cuentas whether in hard copy or electronic format (excluding Licensed Materials), including any files or documents that Executive may have copied or transferred from any Company computer desktop or laptop, iPad/electronic tablet and cell phone before returning them to Company, including but not limited to keys and fob, and, again, to the extent that any Cuentas property or equipment (excluding Licensed Materials) is later discovered in Executive’s possession, custody, or control, Executive agrees to immediately return to the Company all such Company property and equipment. Executive also agrees not to intentionally delete any Company-related information from any electronic device provided to Executive by the Company, except for personal information or as required by standard operating procedures.

12. Confidentiality. The Parties mutually agree not to disclose any information regarding the existence or substance of this Agreement, including the terms of the Agreement and the facts and circumstances leading up to it, except to Executive’s spouse, tax advisor, attorney, financial advisors, potential employers (limited to the point of separation only), or other professional advisors with whom Executive chooses to consult regarding Executive’s consideration of this Agreement or future planning. However, if such disclosure is made to Executive’s representatives, Executive agrees and understands that such disclosure is for business or personal necessity, and each and any such permissible disclosures may be made only on the condition that such persons to whom information may be disclosed also agree not to reveal the terms and conditions of this confidential Agreementnot to disclose the terms and conditions of this confidential Agreementnot further to reveal the terms and conditions of this confidential Agreementnot to disclose the terms and conditions of this confidential Agreement. Notwithstanding any other provision hereof, this Agreement may be disclosed in an action brought to remedy a breach of this confidentiality agreement. Such disclosure shall be limited to those provisions necessary to remedy the breach.

13. On-The-Job Injury. Executive certifies that Executive has not experienced a job-related illness or injury for which Executive has not already filed a claim.

14. CIRCULAR 230 DISCLAIMER. EACH PARTY TO THIS AGREEMENT (FOR PURPOSES OF THIS SECTION, THE “ACKNOWLEDGING PARTY”; AND EACH PARTY TO THIS AGREEMENT OTHER THAN THE ACKNOWLEDGING PARTY, AN “OTHER PARTY”) ACKNOWLEDGES AND AGREES THAT (1) NO PROVISION OF THIS AGREEMENT, AND NO WRITTEN COMMUNICATION OR DISCLOSURE BETWEEN OR AMONG THE PARTIES OR THEIR ATTORNEYS AND OTHER ADVISERS, IS OR WAS INTENDED TO BE, NOR SHALL ANY SUCH COMMUNICATION OR DISCLOSURE CONSTITUTE OR BE CONSTRUED OR BE RELIED UPON AS, TAX ADVICE WITHIN THE MEANING OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230 (31 CFR PART 10, AS AMENDED); (2) THE ACKNOWLEDGING PARTY (A) HAS RELIED EXCLUSIVELY UPON HIS, HER OR ITS OWN INDEPENDENT LEGAL AND TAX ADVISERS FOR ADVICE (INCLUDING TAX ADVICE) IN CONNECTION WITH THIS AGREEMENT, (B) HAS NOT ENTERED INTO THIS AGREEMENT BASED UPON THE RECOMMENDATION OF ANY OTHER PARTY OR ANY ATTORNEY OR ADVISOR TO ANY OTHER PARTY, AND (C) IS NOT ENTITLED TO RELY UPON ANY COMMUNICATION OR DISCLOSURE BY ANY ATTORNEY OR ADVISER TO ANY OTHER PARTY TO AVOID ANY TAX PENALTY THAT MAY BE IMPOSED ON THE ACKNOWLEDGING PARTY; AND (3) NO ATTORNEY OR ADVISER TO ANY OTHER PARTY HAS IMPOSED ANY LIMITATION THAT PROTECTS THE CONFIDENTIALITY OF ANY SUCH ATTORNEY’S OR ADVISER’S TAX STRATEGIES (REGARDLESS OF WHETHER SUCH LIMITATION IS LEGALLY BINDING) UPON DISCLOSURE BY THE ACKNOWLEDGING PARTY OF THE TAX TREATMENT OR TAX STRUCTURE OF ANY TRANSACTION, INCLUDING ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

15. Governing Law and Interpretation. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to its choice of law rules, provided that the Executive may also bring an action to enforce the Notes in any jurisdiction where the Company maintains assets. Venue of any lawsuit arising under or related to the performance of this Agreement shall be in Miami-Dade County, Florida.

16. Mandatory and Binding Arbitration. The Parties agree that any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination, enforcement, interpretation, or validity thereof, including any dispute or claim related to the Closing, post-closing obligations of the Parties, or the operations of the Buyer as recapitalized, shall be exclusively and finally resolved through expedited arbitration. In the event either Party is named in litigation by a third party relating to the Fintech division assets or their operation, the Parties agree to cooperate in good faith in the defense of such claims, including providing relevant documentation, testimony, and reasonable assistance to each other. The arbitration shall be conducted before a three-arbitrator panel by the following procedure:

i. Written Notification. Any Party intending to initiate arbitration shall first provide written notification to the other Party or Parties detailing the nature of the dispute, controversy, or claim.

ii. Face-to-Face Meeting. Upon receipt of such written notification, the Parties agree to schedule and attend a face-to-face meeting within thirty (30) days, during which they shall use their best efforts to resolve the dispute amicably.

iii. Arbitration. If the dispute cannot be resolved through a face-to-face meeting, any Party may submit the matter to arbitration under the auspices of the American Arbitration Association (AAA) in Miami, Florida, under its then-prevailing arbitration rules and procedures. Each Party shall select one arbitrator, and the two arbitrators so selected shall choose the third arbitrator. The three-arbitrator panel shall hear the dispute and render a final and binding decision.Remedies. This mandatory and binding arbitration provision shall be the sole and exclusive remedy for any dispute arising under or related to this Agreement, except that either party may seek temporary or preliminary injunctive relief in court. The Parties expressly waive any right to seek or pursue other remedies in court, including any right to a jury trial, except as may be necessary to enforce an arbitration award, seek injunctive relief, or unless otherwise required by law. The Company shall bear all costs of arbitration, including the arbitrator’s fees. It shall defend, indemnify, and hold Executive harmless from any claims, liabilities, damages, costs, or expenses (including reasonable attorneys’ fees) arising from or relating to Executive’s operation of the Fintech division, except for claims arising from Executive’s gross negligence or willful misconduct as determined by final, non-appealable judgment of a court of competent jurisdiction or final arbitration award. This indemnification obligation shall survive the termination of this Agreement.

17. Severability. If any provision of this Agreement is held to be void, null, or unenforceable, the remaining parts, terms, or portions shall remain in full force and effect and shall not be affected, and said illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement.

18. Taxes. The Company shall be responsible for all employer-side tax obligations and shall provide appropriate tax documentation (including W-2 or 1099 forms as applicable) to the Executive promptly. The Company shall defend, indemnify, and hold Executive harmless from any tax claims, penalties, or liabilities arising directly from the Company’s incorrect reporting, withholding, or payment of taxes related to this Agreement. The Company shall cooperate fully with Executive regarding any tax matters related to payments under this Agreement. Executive shall reasonably cooperate in the defense of any tax claims brought against Company associated with the payment, provided such cooperation does not prejudice Executive’s own legal rights or positions and reasonable expenses (including reasonable attorneys’ fees) with such collaboration, which shall be promptly reimbursed by the Company. Each party shall be responsible for its own tax obligations arising from this Agreement.

19. No Admission of Wrongdoing. The Parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed as an admission of liability or wrongdoing by either Party or any of their respective affiliates, officers, directors, employees, agents, or representatives, nor shall they be admissible as evidence in any proceeding other than for the enforcement of this Agreement or the obligations created by this Agreement and related agreements referenced herein.

20. Modification. This Agreement may not be amended, modified, or superseded in any respect except in a written instrument signed by both Parties. No oral statement by any Executive of the Company shall modify or otherwise affect the terms and provisions of this Agreement.

21. Entire Agreement. This Agreement, including the related agreements specifically referenced herein, sets forth the entire agreement between the Parties hereto and fully supersedes any prior written or oral agreements or understandings between the Parties. Executive acknowledges that Executive has not been offered or relied on any representations, promises, inducements, or agreements of any kind made to Executive in connection with Executive’s decision to accept this Agreement, except for those expressly outlined in this Agreement.

22. Counterparts. The Parties may execute this Agreement in counterparts, which are defined as duplicate originals, all of which taken together shall be construed as one document. A signature by facsimile, PDF, or email on this Agreement shall be as legally binding as an original signature.

23. Mutual Acknowledgment. Each Party, by signing the Agreement, acknowledges that they have read this Agreement, fully understand the contents of this Agreement, freely, voluntarily and without coercion enter into this Agreement, and are signing it with full knowledge that it is intended, to the maximum extent permitted by law, as a release and waiver only of those specific claims expressly identified in this Agreement. By signing the Agreement, Executive affirms that Executive has full authority to enter into this Agreement and to be bound by it, and that Executive is knowingly and voluntarily entering into this Agreement free of any duress or coercion. Cuentas hereby advises Executive in writing to consult with an attorney of Executive’s choice before the execution of this Agreement. Executive acknowledges having been provided at least twenty-one (21) days from receipt of this Agreement to review it and consider its terms. If the Executive decides to sign the Agreement before the expiry of the twenty-one (21) day review period, in that case, the Executive acknowledges that this choice was voluntary and made without coercion, fraud, or misrepresentation.

24. Binding Agreement. This Agreement shall be binding upon the Parties and, to the extent permitted by law, their respective heirs, administrators, representatives, executors, successors, and assigns. It shall inure to the benefit of the Released Parties and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns. Any obligations arising under other agreements referenced herein shall be governed solely by the terms of those respective agreements.

25. Waiver of Jury Trial. Each Party hereby knowingly, voluntarily, and irrevocably waives any rights to a trial by jury in any legal proceeding arising out of or related to this Agreement, including any claims, counterclaims, cross-claims, or third-party claims. The Parties acknowledge that this waiver is a material inducement for entering into this Agreement and that they have had an opportunity to consult with legal counsel regarding this provision. The Parties further agree that all disputes arising from or relating to the execution or performance of this Agreement shall be resolved exclusively through binding arbitration as provided in Section 18 of this Agreement.

THE PARTIES MUTUALLY ACKNOWLEDGE ACKNOWLEDGE AND AGREE THAT THEY HAVE EXECUTED THIS AGREEMENT FREELY AFTER INDEPENDENT INVESTIGATION AND WITHOUT FRAUD OR UNDUE INFLUENCE. THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN AND INTEND TO BE BOUND BY ALL OF ITS TERMS. NEITHER PARTY HAS MADE, NOR RELIED UPON, ANY ORAL OR WRITTEN REPRESENTATIONS NOT CONTAINED IN THIS AGREEMENT AND ITS INCORPORATED DOCUMENTS, AND THE RELEASES AND OBLIGATIONS CONTAINED HEREIN ARE MUTUAL AND RECIPROCAL.

[Signature Block Follows]

EXECUTED September 18, 2025 by:

Michael De Prado
Michael De Prado

EXECUTED September 18, 2025 by:

Cuentas, Inc.

Shark Moormon
Chief Executive Officer

Exhibit A

Promissory Note One

[attached]

Exhibit B

Promissory Note Two

[attached]

Exhibit C

UCC-1 For Promissory Note One

And

UCC-1 For Promissory Note Two

[attached]

Exhibit D

Collateral

(Cuentas Inc. Fintech / Non-Telcom/MVNO Assets Overview)

[attached]

Exhibit E

License Agreement

[attached]